Exhibit 99.1

CORPORATE NEWS FROM NXP AND VIRAGE LOGIC CORPORATION

NXP and Virage Logic Strategic Alliance Accelerates NXP’s Move to High Performance Mixed Signal Leadership and Further Establishes Virage Logic as an IP Power House

Agreement Transfers NXP’s Advanced CMOS Semiconductor Horizontal IP Technology and Development Team to Virage Logic for Broad Market Availability and Establishes Virage Logic as NXP’s Trusted IP Provider

Eindhoven, The Netherlands and Fremont, California – October 12, 2009 – NXP Semiconductors and Virage Logic Corporation (NASDAQ:VIRL) today announced a strategic agreement that accelerates NXP’s move to high performance mixed signal leadership and further broadens Virage Logic’s extensive semiconductor IP portfolio. The agreement calls for the transfer of a part of NXP’s advanced CMOS intellectual property rights and certain engineering talent and equipment to Virage Logic. This arrangement includes a long-term licensing and IP development relationship between the two companies, enabling NXP to significantly reduce costs without compromising its design capability. Virage Logic will establish an R&D center in Eindhoven providing on-going support to NXP and developing new products based on the acquired advanced CMOS I/O, analog mixed signal and System-on-Chip (SoC) infrastructure IP. These new products, expected to be commercially available in early 2011, further the company’s leadership position as the largest independent IP provider to the semiconductor industry.

This strategic alliance underscores the semiconductor industry’s continuing trend for companies to focus on their core competencies while outsourcing non-differentiating elements of their business. This trend has enabled semiconductor companies to increase design concentration on development of their unique technical advantages, thus improving both product development cycle time as well as increasing the breadth of new product features. NXP’s decision to select Virage Logic as its trusted IP provider is another step in the company’s strategic vision to achieve leadership in high performance mixed signal.

Under the terms of the multi-year agreement, NXP will transfer over 160 employees and the assets associated with selected advanced CMOS libraries, IP blocks and SoC architecture along with other classes of semiconductor IP, including approximately 25 associated patent families. In consideration for the assets, NXP will receive 2.5 million shares of Virage Logic common stock, which will be subject to transfer restrictions, and a share of the future revenue generated by Virage Logic from licensing the transferred IP portfolio. In addition, Virage Logic will provide to NXP services surrounding the transferred IP for a 3.5-year period, and NXP will receive a 3.5 year license to Virage Logic’s extensive standard-products semiconductor IP portfolio for all future SoC designs. In consideration for the services and the license of the Virage Logic IP portfolio, NXP will pay Virage Logic $60 million over four years from the closing of the transaction. The companies are targeting a closing in Q4 of this year, pending consultations with employee representatives. The transaction is expected to be accretive in Virage Logic’s fourth fiscal quarter of 2010.

“Today’s announcement represents the latest milestone in NXP’s strategy of leadership and focus,” said Rick Clemmer, president and CEO of NXP Semiconductors. “NXP’s decision to select Virage Logic as its trusted IP provider allows the company to focus on its strategic vision to achieve leadership in high performance mixed signal. The partnership with Virage Logic will also guarantee the availability of state-of-the-art of IP to NXP and provides NXP the opportunity to participate in the value creation through our equity ownership and license sharing agreement with Virage Logic.”

Dan McCranie, executive chairman for Virage Logic, said, “Over two years ago, we embarked on a transformation that was based on several key strategic initiatives. Amongst those initiatives were, a) the broadening of our IP product portfolio through both organic and inorganic growth and, b), establishing Virage Logic as the semiconductor industry’s Trusted IP partner. Today’s announcement with NXP represents strong progress on both of those initiatives. All of us at Virage Logic are proud of the confidence that NXP has shown in our technical teams to be selected as the IP provider to NXP for their future development. In addition, we are excited about the future ability to expand our IP offerings to the semiconductor industry through the productizing of NXP’s important IP elements.”

“This partnership enables us to serve customer demands and boost flexibility in the timely supply of cost effective and innovative ICs for a multitude of applications,” said René Penning de Vries, chief technology officer (CTO) of NXP Semiconductors. “Our internal IP development team is world class as evidenced by the first-time functional success we experienced with our 45-nanometer chips. We selected Virage Logic because we have been working with them for many years and their proven technology leadership as a broad line IP supplier made them our partner of choice to distribute NXP’s IP globally as well as further the development of this advanced IP.”

“Virage Logic was founded on the vision that an independent IP company could provide the technically superior building blocks the global semiconductor industry needs to develop their highly differentiated end products more cost effectively and deliver them to market more quickly,” said Dr. Alex Shubat, president, CEO and co-founder of Virage Logic. “Our partnership with NXP validates our vision and we are excited to have the talented NXP technologists join Virage Logic’s global R&D team to further the development of NXP’s IP technology. The Eindhoven R&D center of excellence will drive the productization of NXP’s advanced CMOS IP technology and will enable Virage Logic to make this leading technology available to global SoC designers as they build products to meet their end market requirements as well as to service NXP’s IP needs for their next generation products.”

Conference Call

Virage Logic’s management will hold a teleconference at 1:30 p.m. PACIFIC / 4:30 p.m. EASTERN Tuesday, October 13, 2009. Participants can access the call by dialing (866) 225-8754 (domestic) or (480) 629-9692 (international), Conference ID number 4171279 or can listen via a live Internet webcast, which can be found on the Investor Relations page of the Virage Logic website at www.viragelogic.com. A replay of the call will be available at (800) 406-7325 (domestic) or (303) 590-3030 (international), access number 4171279 through October 14, 2009; and the webcast can be accessed at www.viragelogic.com.

About NXP Semiconductors

NXP is a leading semiconductor company founded by Philips more than 50 years ago. Headquartered in Europe, the company has about 29,000 employees working in more than 30 countries and posted sales of USD 5.4 billion (including the Mobile & Personal business) in 2008. NXP creates semiconductors, system solutions and software that deliver better sensory experiences in TVs, set-top boxes, identification applications, mobile phones, cars and a wide range of other electronic devices. News from NXP is located at www.nxp.com.

About Virage Logic

Virage Logic is a leading provider of both functional and physical semiconductor intellectual property (IP) for the design of complex integrated circuits. The company’s highly differentiated product portfolio includes embedded SRAMs, embedded NVMs, embedded memory test and repair, logic libraries, memory development software, interface IP solutions, and processor solutions. As the industry’s trusted semiconductor IP partner, more than 350 foundry, IDM and fabless customers rely on Virage Logic to achieve higher performance, lower power, higher density and optimal yield, as well as shorten time-to-market and time-to-volume. For further information, visit www.viragelogic.com.

- ENDS –

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Any statements in this press release about Virage Logic’s expectations, beliefs, plans, objectives, assumptions or future events or performance, including with respect to the asset acquisition from NXP, and any assumptions underlying such statements, are not historical facts and are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are often, but not always, made through the use of words or phrases such as believe, will, expect, anticipate, estimate, intend, plan and would. Forward-looking statements also include statements concerning the plans and objectives of Virage Logic’s management for future operations, including plans or objectives relating to its products or services and the assets being acquired from NXP and NXP employees to be hired by Virage Logic, statements regarding the timing or completion of the asset acquisition, statements regarding the timing of product releases and the potential for the Acquisition to be accretive, and the assumptions underlying or relating to all such statements. Actual results could differ materially from those predicted by these forward-looking statements. Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied. Some of these risks, uncertainties and assumptions include, but are not limited to (i) the outcome of any legal proceedings instituted against the Virage Logic, NXP and others in connection with the NXP asset acquisition; (ii) the failure of the NXP asset acquisition to close for any reason; (iii) the amount of the costs, fees, expenses, charges and liabilities relating to the NXP asset acquisition; (iv) business uncertainty and contractual restrictions prior to the closing of the NXP asset acquisition; (v) competition generally and the increasingly competitive nature of our industry; (vi) the effect of war, terrorism or catastrophic events; (vii) stock price, foreign currency exchange and interest rate volatility; and (viii) the failure of Virage Logic to successfully integrate the assets acquired from NXP and NXP employees to be hired by Virage Logic with Virage Logic’s own operations and the failure to achieve the cost savings and other synergies Virage Logic expects to result from the NXP asset acquisition.

The foregoing list sets forth some, but not all, of the factors that could affect Virage Logic’s ability to achieve results described in any forward-looking statements. For additional information about risks and uncertainties Virage Logic faces and a discussion of its financial statements and footnotes, see documents Virage Logic files with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and all subsequent periodic reports. Virage Logic assumes no obligation and expressly disclaims any duty to update forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of subsequent events.

Forward-looking Statements

This release may contain certain forward-looking statements with respect to the financial condition, results of operations and business of NXP and certain plans and objectives of NXP with respect to these items. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future and there are many factors that could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements.

For further information, please contact:

Media:

Sabina Burns

Virage Logic

Tel. +1 510 743 8115

sabina.burns@viragelogic.com

Pieter van Nuenen

NXP

Tel. +31 40 27 25398

Pieter.van.nuenen@nxp.com

Investors:

Brian Sereda

Virage Logic

Tel. +1 510 360 8017

Brian.sereda@viragelogic.com

Albert Hollema

NXP

albert.hollema@nxp.com

+31 40 27 25610